Exhibit 10.1
EXECUTION COPY
LAS VEGAS SANDS CORP.
and
U.S. BANK NATIONAL ASSOCIATION

WARRANT AGREEMENT
Dated as of November 14, 2008

WARRANT AGREEMENT

i

          WARRANT AGREEMENT dated as of November 14, 2008 between Las Vegas Sands Corp., a Nevada corporation (the “Company”), and U.S. Bank National Association, a national banking association organized under the laws of the United States, as Warrant Agent (the “Warrant Agent”).
          WHEREAS, the Company proposes to issue Common Stock Purchase Warrants, as hereinafter described (the “Warrants”), to purchase up to an aggregate of 174,105,348 shares of Common Stock, $0.001 par value (the “Common Stock”), of the Company (the Common Stock issuable on exercise of the Warrants being referred to herein as the “Warrant Shares”), in connection with a registered offering of 10,446,300 shares of the Company’s Series A Cumulative Perpetual Preferred Stock and 10,446,300 Warrants, each warrant entitling the holder thereof to receive 16.6667 fully paid and non-assessable Warrant Shares at the initial exercise price (the “Exercise Price”) of $6.00 per share. Capitalized terms used herein, but not defined in the body of this Warrant Agreement, have the meanings given in Annex I;
          WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of Warrant Certificates (as defined below) and other matters as provided herein;
          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:
          SECTION 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.
          SECTION 2. Warrant Certificates. The certificates evidencing the Warrants (the “Warrant Certificates”) to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto.
          SECTION 3. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board of Directors or its President or a Vice President and by its Secretary or an Assistant Secretary under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board of Directors, President, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of he shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.
          In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.
          Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.
          SECTION 4. Registration and Countersignature. The Warrant Agent, on behalf of the Company, shall number and register the Warrant Certificates in a register as they are issued by the Company.
          Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board of Directors, the President, a Vice President, the Treasurer or the Controller of the Company, initially countersign, issue and deliver Warrants entitling the holders thereof to purchase not more than the number of Warrant Shares referred to above in the first recital hereof and shall countersign and deliver Warrants as otherwise provided in this Agreement.
          The Company and the Warrant Agent may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.
          SECTION 5. Registration of Transfers and Exchanges. The Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificates upon the records to be maintained by it for that purpose, upon surrender thereof accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent. Cancelled Warrant Certificates shall thereafter be disposed of in a manner satisfactory to the Company.
          Warrant Certificates may be exchanged at the option of the holder(s) thereof, when surrendered to the Warrant Agent at its office for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by such Warrant Agent in a manner satisfactory to the Company.
          The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Section 5 and of Section 4, the new Warrant Certificates required pursuant to the provisions of this Section 5.
          SECTION 6. Terms of Warrants; Exercise of Warrants.

          (a) Subject to the terms of this Agreement, each Warrant holder shall have the right, which may be exercised commencing on the date hereof and until 5:00 p.m., New York City time on November 16, 2013 (the “Exercise Period”) to receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price, in the manner described below, then in effect for such Warrant Shares; provided, however that any Warrants originally issued by the Company to any Related Party on the date hereof (the “Affiliate Warrants”) may not be exercised until the Warrant Exercise Date (as defined in the Note Conversion and Securities Purchase Agreement).
          (b) Promptly after the Warrant Exercise Date, the Company shall notify the Warrant Agent of the date of such Warrant Exercise Date and that the Affiliate Warrants are exercisable as of such Warrant Exercise Date.
          Each Warrant not exercised prior to 5:00 p.m., New York City time, on November 16, 2013, shall become void and all rights thereunder and all rights in respect thereof under this agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants.
          A Warrant may be exercised upon surrender to the Company at the principal office of the Warrant Agent of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the Financial Industry Regulatory Authority, Inc., and upon payment to the Warrant Agent for the account of the Company of the Exercise Price as adjusted as herein provided, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made, at the option of the holder exercising a Warrant, by either (i) paying an amount in cash equal to the aggregate Exercise Price by wire transfer or by certified or official bank check payable to the Company’s order (the “Cash Exercise Option”), (ii) tendering shares of Series A Cumulative Perpetual Preferred Stock having an aggregate liquidation preference, plus, without duplication, accumulated and unpaid dividends through the last scheduled dividend payment date (whether or not declared), at the time of tender equal to the Exercise Price (the “Preferred Exercise Option”), or (iii) having the Company withhold, from the shares of Common Stock that would otherwise be delivered to the holder of the Warrant upon exercise, shares of Common Stock with an aggregate Market Value equal to the aggregate Exercise Price (the “Net Share Exercise Option”). The date on which a holder surrenders the Warrant Certificates and accompanying form of election and pays the aggregate Exercise Price through any of the three options set forth above shall be the “Exercise Date”.
          The “Market Value” of a share of Common Stock is equal to the average of the daily VWAPs of such common stock for each day of the related observation period.
          The “observation period” with respect to any Warrant means the 20 consecutive trading day period beginning on and including the third trading day after the Exercise Date of such Warrant.

          The “daily VWAP” for the Common Stock of the Company means, for each of the 20 consecutive trading days during the observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page LVS.N <equity> AQR (or any successor page) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such trading day, or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such trading day as the Board of Directors determines in good faith using a volume-weighted method.
          For purposes of determining the payment of the Exercise Price, “trading day” means a day during which (i) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading and (ii) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “trading day” means a Business Day.
          “Market disruption event” means (i) a failure by the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. New York City time, on any scheduled trading day for the Common Stock for an aggregate of one half-hour period of any suspension or limitation imposed on trading (by reason or movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to Common Stock.
          (c) Notwithstanding the foregoing, other than with respect to any Affiliate Warrants held by any Related Party, the Company shall not effect the exercise or conversion of any Warrant held by a Warrant holder, and such Warrant holder shall not have the right to exercise or convert any portion of such Warrant, to the extent (but only to the extent) that after giving effect to such exercise or conversion, such Warrant holder would become the owner of 5.0% or more of the number of shares of Common Stock outstanding immediately after giving effect to such conversion, unless (i) such Warrant holder is an “institutional investor” or qualifies under any other exemption from licensing or finding of suitability as may be required from time to time under the applicable gaming regulations of the State of Pennsylvania; or (ii) such Warrant holder has either (a) complied with any license requirements or (b) obtained a waiver from the licensing requirements, under the gaming regulations of the State of Pennsylvania.
          For any reason at any time, upon the written or oral request of the Warrant holder, the Company shall within one trading day confirm orally and in writing to the Warrant holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the exercise or conversion of the Warrants by the Warrant holder or its affiliates since the date as of which such number of outstanding shares was reported.
          (d) Subject to the provisions of Section 7 hereof, upon the surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered to or to the written order of the holder of the Warrant and in such name or names as the holder of the Warrant may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants (reduced as described above in the case of a Net Share Exercise Option) together with cash, to the extent applicable, as provided in Section 12, (i)

in the case of the Cash Exercise Option or the Preferred Exercise Option, on the third Business Day following the Exercise Date and (ii) in the case of the Net Share Exercise Option, on the third scheduled trading Business Day immediately following the last day of the applicable observation period. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.
          Notwithstanding anything to the contrary, the aggregate number of Warrant Shares in connection with the exercise of the Warrants issued under this Agreement shall not exceed 174,105,359 (the “Share Cap”). The Share Cap shall be adjusted in the same manner and at the same time as the number of Warrant Shares issuable upon exercise of each Warrant pursuant to Section 11 herein.
          The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to the provisions of this Section and of Section 3 hereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.
          All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by the Warrant Agent in a manner satisfactory to the Company. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay or deliver to the Company all monies or securities received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.
          The Warrant holder shall not be required to physically surrender Warrant Certificates upon exercise or conversion of Warrants, except as provided in the immediately succeeding sentence. If the Warrant holder is exercising or converting all of the Warrants represented by a Warrant Certificate, the Warrant holder shall physically surrender the original copy of such Warrant Certificate (or a customary certificate of lost warrant certificate to the Company promptly (but in no event later than five trading days) after such purchase. The Warrant Agent, as agent for the Company, shall maintain records showing the number of Warrant Shares purchased pursuant to the exercise or conversion of the Warrants issued hereunder and the dates of such exercises and conversions, or shall use such other method, reasonably satisfactory to the Warrant holders and the Company, so as not to require physical surrender of Warrant Certificates upon the exercise or conversion of Warrants. The Warrant holder and any assignee, by acceptance of the Warrant Certificate or any new Warrant Certificate, acknowledge and agree that, by reason of the provisions of this Section 6, following exercise or conversion of any portion of the Warrants represented by a Warrant Certificate, the number of Warrant Shares which may be purchased upon exercise may be less than the number of Warrant Shares set forth on the face of the Warrant Certificate.

          The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Warrant holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.
          (e) Notwithstanding any other provision in this Warrant Agreement, if any gaming authority requires that a holder or beneficial owner of the Warrants must be licensed, qualified or found suitable under any applicable gaming laws in order to maintain any gaming license or franchise of the Company or any of its subsidiaries under any applicable gaming laws, and the holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by the gaming authority (or within such period that may be required by such gaming authority) or if such holder or beneficial owner is denied such license or qualification or found not to be suitable, the Company shall have the right, at its option, (1) to require such holder or beneficial owner to dispose of such holder’s or beneficial owner’s Warrants within 30 days of receipt of such finding by the applicable gaming authority (or such time as may be required by the applicable gaming authority) or (2) to call for redemption the Warrants of such holder or beneficial owner at a redemption price equal to (i) the lesser of (a) the price at which such holder or beneficial owner acquired the Warrants or (b) the fair market value of the Warrants as determined in good faith by the Board of Directors of the Company or (ii) such other price as may be ordered by the gaming authority. Immediately upon a determination that a holder or beneficial owner will not be licensed, qualified or found suitable, the holder or beneficial owner shall have no further rights (a) to exercise any right conferred by the Warrants, directly or indirectly, through any trustee, nominee or any other person or (b) to receive any interest or other distribution or payment with respect to the Warrants except the redemption price of the Warrants described in this paragraph; provided, however, such holder or beneficial holder may, to the extent permitted by such gaming authority, transfer the Warrants to any unaffiliated third party, who shall then be entitled to exercise all rights of a holder or beneficial holder under the Warrants. Under the Warrant Agreement, the Company is not required to pay or reimburse any holder of Warrants or beneficial owner who is required to apply for such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expenses will, therefore, be the obligation of such holder or beneficial owner.
          “Gaming authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board, the Macau Gaming Authorities, the Pennsylvania Gaming Control Board, the Singapore Casino Regulatory Authority and any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Company or any of its subsidiaries.
          SECTION 7. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
          SECTION 8. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its reasonable discretion (not to be unreasonably withheld, conditioned or delayed) issue and the Warrant Agent may countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also reasonably satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.
          SECTION 9. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.
          The Company or, if appointed, the transfer agent for the Common Stock (the “Transfer Agent”) and every subsequent transfer agent for any shares of the Company’s Capital Stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company’s Capital Stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 12. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each holder pursuant to Section 13 hereof.
          The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issue, be duly authorized, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.
          SECTION 10. Registration under the Securities Act; Obtaining Stock Exchange Listings. The Company shall use its commercially reasonable efforts to keep a shelf registration statement continuously effective under the Securities Act providing for the registration of, and the issuance on a continuous or delayed basis by the Company of, Warrant Shares to be issued upon exercise of Warrants pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Securities and Exchange Commission; provided, however, that the Company may suspend the use of the shelf registration statement for the registration of any Warrant Shares, without incurring any additional obligations to the holders of the Warrants, for a period not to exceed 90 consecutive days or an aggregate of 120 days in any 12-month period if the Company shall have determined in good faith that because of valid business reasons (not including the avoidance of the Company’s obligations hereunder), including the acquisition and divestiture of assets, pending corporate developments, public filings with the Securities and Exchange Commission and similar events, it is in the best interests of the Company to suspend the use of such shelf registration statement. If a shelf registration statement is not available for the registration and issuance of Warrant Shares upon exercise of Warrants, this shall not relieve any obligation of the Company to deliver Warrant Shares upon the exercise of Warrants, even if they are not registered under the Securities Act.
          The Company shall from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed.
          SECTION 11. Adjustments and Other Rights. The Exercise Price and the number of Warrant Shares issuable upon exercise of each Warrant shall be subject to adjustment from time to time as follows; provided, that if more than one subsection of this Section 11 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 11 so as to result in duplication:
          (a) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of Warrant Shares issuable upon exercise of each Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of a Warrant after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to the Warrant after such date had the Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable upon the exercise of the Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Warrant Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

          (b) Certain Issuances of Common Shares or Convertible Securities. If the Company shall issue shares of Common Stock (or rights or warrants or other securities exercisable or convertible into or exchangeable (collectively, a “conversion”) for shares of Common Stock) (collectively, “convertible securities”) (other than in Permitted Transactions or a transaction to which subsection (a) of this Section 11 is applicable) without consideration or at a consideration per share (or having a conversion price per share) that is less than 95% of the Closing Price on the last trading day preceding the date of the agreement on pricing such shares (or such convertible securities) then, in such event:
(A) the number of Warrant Shares issuable upon the exercise of each Warrant immediately prior to the date of the agreement on pricing of such shares (or of such convertible securities) (the “Initial Number”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (A) the numerator of which shall be the sum of (x) the number of shares of Common Stock of the Company outstanding on such date and (y) the number of additional shares of Common Stock issued (or into which convertible securities may be exercised or convert) and (B) the denominator of which shall be the sum of (I) the number of shares of Common Stock outstanding on such date and (II) the number of shares of Common Stock which the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued (or into which convertible securities may be exercised or convert) would purchase at the Closing Price on the last trading day preceding the date of the agreement on pricing such shares (or such convertible securities); and
(B) the Exercise Price payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price in effect immediately prior to the date of the agreement on pricing of such shares (or of such convertible securities) by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon exercise of each Warrant prior to such date and the denominator of which shall be the number of shares of Common Stock issuable upon exercise of each Warrant immediately after the adjustment described in clause (A) above.
          For purposes of the foregoing, the aggregate consideration receivable by the Company in connection with the issuance of such shares of Common Stock or convertible securities shall be deemed to be equal to the sum of the net offering price (after deduction of any related expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such convertible securities into shares of Common Stock; and “Permitted Transactions” shall include issuances (i) as consideration for or to fund the acquisition of businesses and/or related assets, (ii) in connection with employee benefit plans and compensation related arrangements approved by the Board of Directors; and (iii) in connection with a broadly marketed offering and sale of Common Stock or convertible securities for cash conducted by the Company; and (iv) pursuant to the over-allotment option granted pursuant to the Underwriting Agreement, dated November 10, 2008 (the “Underwriting Agreement”), of up to 18,181,818 shares of Common Stock at the public offering price less the underwriting discount, as specified in the Underwriting Agreement. Any adjustment made pursuant to this Section 11(b) shall become effective immediately upon the date of such issuance.
          (c) Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding dividends of its Common Stock and other dividends or distributions referred to in Section 11(a)), in each such case, the Exercise Price in effect prior to such record date shall be reduced immediately thereafter to the price determined by multiplying the Exercise Price in effect immediately prior to the reduction by the quotient of (x) the Closing Price of the Common Stock on the last trading day preceding the first date on which the Common Stock trades regular way on the New York Stock Exchange without the right to receive such distribution, minus the amount of cash or the Fair Market Value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of Common Stock (the “Per Share Fair Market Value”) divided by (y) such Closing Price on such date specified in clause (x); such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of Warrant Shares issuable upon the exercise of each Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable upon the exercise of each Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. In the event that such distribution is not so made, the Exercise Price and the number of Warrant Shares issuable upon exercise of each Warrant then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights, cash or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Warrant Shares that would then be issuable upon exercise of the Warrant if such record date had not been fixed.
          (d) Certain Repurchases of Common Stock. In case the Company effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be adjusted to the price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Closing Price of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Subsidiaries of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (i) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (ii) the Closing Price per share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Subsidiaries of the intent to effect such Pro Rata Repurchase. In such event, the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable upon the exercise of each Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.

          (e) Reorganization. If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the Warrant holder would have owned immediately after the consolidation, merger, transfer or lease if the Warrant holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 11(e). The successor Company shall mail to Warrant holders a notice describing the supplemental Warrant Agreement.
          (f) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 11 shall be made to the nearest one-hundredth (1/100th) of a cent or to the nearest one-ten-thousandth (1/10,000th) of a share, as the case may be.
          (g) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 11, the Company shall take any action which may be necessary, including obtaining regulatory, New York Stock Exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that each Warrant holder is entitled to receive upon exercise of the Warrant pursuant to this Section 11.
          (h) Adjustment Rules. Any adjustments pursuant to this Section 11 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.
          (i) Notwithstanding anything to the contrary herein, under no circumstances shall the Company cause any adjustment should such adjustment cause the number of common shares issued and outstanding upon completion of the adjustment to be in excess of the number of authorized shares of the Company.
          SECTION 12. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 12, be issuable on the exercise of any Warrants (or specified portion thereof), the Company may either (i) deliver an amount in cash equal to the same fraction of the Closing Price of the Common Stock on the Exercise Date or (ii) round the number of Warrant Shares to be issued upon exercise up to the nearest whole number of Warrant Shares.

          SECTION 13. Notices to Warrant Holders. Upon any adjustment of the Exercise Price pursuant to Section 11, the Company shall promptly thereafter (i) cause to be filed with the Warrant Agent a certificate executed by the chief financial officer or the principal financial or accounting officer of the Company setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 13.
          In case:
          (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or
          (b) the Company shall authorize the distribution to all holders of shares of Common Stock evidences of its indebtedness or assets (other than dividends payable in shares of Common Stock or distributions referred to in subsection (a) of Section 11 hereof); or
          (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or
          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or
          (e) the Company proposes to take any action (other than actions of the character described in Section 11(a)) which would require an adjustment of the Exercise Price pursuant to Section 11, then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register, at least 20 days (or 10 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 13 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.
          Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.
          SECTION 14. Merger, Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.
          In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.
          SECTION 15. Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:
          (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein otherwise provided.
          (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

          (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.
          (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.
          (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of its negligence or bad faith.
          (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.
          (g) The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.
          (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.
          (i) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of any Warrant Certificate to make or cause to be made any adjustment of the Exercise Price or number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.
          SECTION 16. Change of Warrant Agent. If the Warrant Agent shall become incapable of acting as Warrant Agent, the Company shall appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such incapacity by the Warrant Agent or by the registered holder of a Warrant Certificate, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. The holders of a majority of the unexercised Warrants shall be entitled at any time to remove the Warrant Agent and appoint a successor to such Warrant Agent. Such successor to the Warrant Agent need not be approved by the Company or the former Warrant Agent. After appointment the successor to the Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor to the Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 16, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Warrant Agent.
          SECTION 17. Notices to Company and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:
Las Vegas Sands Corp.
3355 Las Vegas Blvd. South
Las Vegas, NV 89109
Attention: J. Alberto Gonzalez-Pita
          In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.

          Any notice pursuant to this Agreement to be given by the Company or by the registered holder(s) of any Warrant Certificate to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:
U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107
Attention: Richard Prokosch
          SECTION 18. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way materially adversely affect the interests of the holders of Warrant Certificates. All other modifications or amendments shall require the written consent of the registered holders of a majority of the then outstanding Warrants; provided, however, that no modification or amendment shall be made to any Warrant without the consent of the holder of such Warrant if such modification or amendment would increase the Exercise Price, reduce the number of Warrant Shares for which such Warrant is exercisable, or limit the exercisability of such Warrant or otherwise disproportionately affect the rights of such holder with respect to such Warrant.
          SECTION 19. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
          SECTION 20. Termination. This Agreement shall terminate at 5:00 p.m., New York City time on November 16, 2013. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised. The provisions of Section 15 shall survive such termination.
          SECTION 21. Governing Law. The terms and conditions of this Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be governed by the law of the State of New York without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.
          SECTION 22. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

          SECTION 23. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
[Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

LAS VEGAS SANDS CORP.
By	/s/ William P. Weidner
	Name:	William P. Weidner
	Title:	President, Chief Operating Officer and Secretary

Attest:	/s/ Scott D. Henry
	Name:	Scott D. Henry
	Title:	Senior Vice President — Finance

U.S. BANK NATIONAL ASSOCIATION
By	/s/ Richard Prokosch
	Title:	Vice President

Attest:	/s/ Raymond Haverstock
	Title:	Vice President

ANNEX I
          “Board of Directors” means the board of directors of the Company, including any duly authorized committee thereof.
          “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.
          “Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.
          “Closing Price” means, with respect to the Common Stock, on any given day, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of the shares of the Common Stock on the New York Stock Exchange on such day. If the Common Stock is not traded on the New York Stock Exchange on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the Closing Price of the Common Stock on that date shall mean the Fair Market Value per share as determined by the Board of Directors in reliance on an opinion of a nationally recognized independent investment banking firm retained by the Corporation for this purpose and certified in a resolution sent to the Warrant Agent. For the purposes of determining the Closing Price of the Common Stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the New York Stock Exchange or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Closing Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Closing Price would be determined by reference to such 4:00 p.m. closing price).
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
          “Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith.

          “Note Conversion and Securities Purchase Agreement” means the Conversion and Securities Purchase Agreement, dated November 14, 2008, between the Company and the person listed on Schedule A thereto.
          “Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.
          “Pro Rata Repurchases” means any purchase of shares of Common Stock by the Company or any Subsidiary thereof pursuant to (A) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (B) any other offer available to substantially all holders of Common Stock, in the case of both (A) or (B), whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while this Warrant is outstanding. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Purchase that is not a tender or exchange offer.
          “Related Party” means (1) Sheldon G. Adelson, (2) any spouse and any child, stepchild, sibling or descendant of Sheldon G. Adelson or Dr. Miriam Adelson, (3) any estate of Sheldon G. Adelson or any person under clause (2), (4) any person who receives a beneficial interest in the Company from any estate under clause (3) to the extent of such interest, (5) any executor, personal administrator or trustee who holds such beneficial interest in the Company for the benefit of, or as fiduciary for, any person under clauses (2), (3) or (4) to the extent of such interest, (6) any corporation, partnership, limited liability company, trust or similar entity owned or controlled by Sheldon G. Adelson or any person referred to in clause (2), (3), (4) or (5) or for the benefit of any person referred to in clause (2), and (7) the spouse or issue of one or more of the individuals described in clause (2).
          “Securities Act” means the Securities Act of 1933, as amended.
          “Subsidiary” means, with respect to any Person, (a) any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof and (b) any partnership or limited liability company of which more than 50% of such entities’ capital accounts, distribution rights, partnership interests or membership interests are owned or controlled directly or indirectly by such Person or one of more other Subsidiaries of that Person or a combination thereof.

EXHIBIT A
[Form of Warrant Certificate]
EXERCISABLE ON OR BEFORE November 16, 2013

No. ______	Warrants
Warrant Certificate
[COMPANY]
          This Warrant Certificate certifies that [NAME OF HOLDER], or registered assigns, is the registered holder of Warrants expiring November 16, 2013 (the “Warrants”) to purchase Common Stock, $0.001 par value (the “Common Stock”), of Las Vegas Sands Corp., a Nevada corporation (the “Company”). Each Warrant entitles the holder upon exercise to receive from the Company on or before 5:00 p.m. New York City Time on November 16, 2013, [___] fully paid and nonassessable shares of Common Stock (“Warrant Shares”) at the initial exercise price (the “Exercise Price”) of $[_______] payable as set forth in the Warrant Agreement, dated November [___________], 2008, between the Company and the [___________] (the “Warrant Agent”). The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.
          No Warrant may be exercised after 5:00 p.m., New York City Time on November 16, 2013, and to the extent not exercised by such time such Warrants shall become void.
          Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.
          This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.
          This Warrant Certificate (including any claim or controversy arising out of or relating to this Warrant Certificate) shall be governed by the law of the State of New York without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

          IN WITNESS WHEREOF, ________________________ has caused this Warrant Certificate to be signed by its President and by its Secretary[, each by a facsimile of his signature,] and has caused [a facsimile of] its corporate seal to be affixed hereunto or imprinted hereon.
Dated:

LAS VEGAS SANDS CORP.

By
President

By
Secretary

Countersigned
U.S. BANK NATIONAL ASSOCIATION
as Warrant Agent

By
Authorized Signature

[Form of Warrant Certificate]
[Reverse]
          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring November 16, 2013 entitling the holder on exercise to receive shares of Common Stock, $0.001 par value, of the Company (the “Common Stock”), and are issued or to be issued pursuant to a Warrant Agreement dated as of November [___], 2008 (the “Warrant Agreement”), duly executed and delivered by the Company to U.S. Bank National Association, a national banking association organized under the laws of the United States, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.
          Warrants may be exercised at any time on or before November 16, 2013. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash, or any other method of payment provided for in the Warrant Agreement, at the office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.
          The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.
          Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.
          Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant

Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.
          The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

[Form of Election to Purchase]
(To Be Executed Upon Exercise Of Warrant)
TO: [COMPANY]
          1. The undersigned hereby irrevocably elects to exercise the right, represented by the attached Warrant Certificate, to receive Warrant Shares pursuant to the Cash Exercise Option as specified in the fourth paragraph of Section 6 of the Warrant Agreement. This election is exercised with respect to _____________ of the shares covered by the Warrant Certificate.
          1. The undersigned hereby irrevocably elects to exercise the right, represented by the attached Warrant Certificate, to receive Warrant Shares without the exchange of any funds pursuant to the Preferred Exercise Option as specified in the fourth paragraph of Section 6 of the Warrant Agreement. This election is exercised with respect to _____________ of the shares covered by the Warrant Certificate.
          1. The undersigned hereby irrevocably elects to exercise the right, represented by the attached Warrant Certificate, to receive Warrant Shares on a net basis without the exchange of any funds pursuant to the Net Share Exercise Option as specified in the fourth paragraph of Section 6 of the Warrant Agreement. This election is exercised with respect to _____________ of the shares covered by the Warrant Certificate (prior to taking into account any withholding of shares).
[Strike paragraphs above that do not apply]
          2. Please issue a certificate or certificates representing said shares of stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

          [3. [If receiving unregistered shares] The undersigned represents that the aforesaid shares of stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares in violation of the Securities Act.]

Name of Warrantholder:

By:
Name:
Title: